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                                                                   EXHIBIT 23.3



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We consent to the references to our firm and to our estimates of reserves for the years ended December 31, 2003, 2002, and 2001 included in the Remington Oil and Gas Corporation Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission on or about March 11, 2004.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.

                                       By:  /s/ FREDERIC D. SEWELL
                                           -----------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer


Dallas, Texas
March 10, 2004